                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 4, 2002



                             STRATOS LIGHTWAVE, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                       0-30869            36-4360035
---------------------------     ----------------------     ---------------------
State or Other Jurisdiction     Commission File Number     I.R.S. Employer
of Incorporation                                           Identification Number

                7444 West Wilson Avenue, Chicago, Illinois 60706
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (708) 867-9600
                                                           --------------


                                 Not Applicable
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 5. Other Events

     On February 4, 2002, Stratos Lightwave, Inc. completed the acquisition of Tsunami Optics, Inc. through the merger of Tundra Acquisition Corp., a wholly-owned subsidiary of Stratos, with and into Tsunami. Tsunami is based in Mountain View, California and develops and manufactures innovative fiber optic components and modules that enable the delivery of cost-effective bandwidth in metro communication networks. Tsunami's products include coarse wavelength division multiplexing (CWDM) modules, micro-lithographic optics, and micro-optic components.

     Under the terms of the agreement, Stratos will issue an aggregate of 3,179,608 shares of Stratos common stock in exchange for all of the capital stock of Tsunami outstanding immediately prior to the merger. Stratos also assumed approximately $5.9 million of indebtedness, plus certain expenses in connection with this transaction. In addition, Tsunami's former shareholders are entitled to receive an additional contingent payment of up to $18 million in Stratos common stock, subject to the achievement by Tsunami of certain financial performance goals during the period commencing as of the merger and ending on January 25, 2003. The number of shares of Stratos common stock to be issued in satisfaction of the additional contingent payment, if any, will be determined based on the average closing trading price per share of the Stratos common stock on the Nasdaq National Market for the twenty (20) trading days preceding the payment date for any additional contingent payment, provided that the number of shares issued may not exceed an aggregate of 9,570,392 shares.

     Stratos has agreed to file a registration statement with the Securities and Exchange Commission on or before March 6, 2002 to permit the resale of the shares of Stratos common stock issued in the merger and use its best efforts to cause the registration statement to become effective within 60 days. At the closing, the holders of at least 75% of the shares of Stratos common stock issued in the merger agreed to not sell or otherwise dispose of the shares of Stratos common stock issued to them in the merger for a specified period of time after the merger. These restrictions will terminate with respect to one-third of the shares of Stratos common stock issued to each such holder on the following dates: (i) the earlier of the effective date of the registration statement to be filed by Stratos and 90 days after the closing, (ii) 90 days after the release of the first one-third of the shares, and (iii) 180 days after the release of the first one-third of the shares.

     The Tsunami acquisition is intended to be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and has been accounted for under the purchase method of accounting.

     A copy of the Agreement and Plan of Reorganization dated January 22, 2002, by and among Stratos Lightwave, Inc., Tundra Acquisition Corp., and Tsunami Optics, Inc. is attached hereto as Exhibit 2.1 and is incorporated herein by reference. A copy of the press release issued by Stratos announcing the completion of the acquisition is attached hereto as Exhibit 99.1 and is also incorporated herein by reference.

ITEM 7. Financial Statements and Exhibits

(c)  Exhibits

     2.1 Agreement and Plan of Reorganization, dated January 22, 2002, by and among Stratos Lightwave, Inc., Tundra Acquisition Corp., and Tsunami Optics, Inc.

     99.1 Stratos Lightwave, Inc. Press Release issued February 5, 2002.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       STRATOS LIGHTWAVE, INC.


Date: February 14, 2002                By: /s/ David A. Slack
                                           -------------------------------------
                                           David A. Slack
                                           Vice President, Finance and
                                           Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------

2.1 Agreement and Plan of Reorganization, dated January 22, 2002, by and among Stratos Lightwave, Inc., Tundra Acquisition Corp., and Tsunami Optics, Inc.

99.1              Stratos Lightwave, Inc. Press Release issued February 5, 2002.